UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2006

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2006, AGL Resources Inc. announced the appointment of John W. Somerhalder II as the Company’s president and chief executive officer, effective March 3, 2006. The board of directors of AGL Resources reviewed and approved Mr. Somerhalder’s compensation. The terms of Mr. Somerhalder’s at-will employment are set forth in an offer letter from the Compensation and Management Development Committee of the Company’s board of directors. A copy of Mr. Somerhalder’s offer letter is attached as Exhibit 10.1 to this report.

Terms Under the Offer Letter. Under the terms of the offer letter, Mr. Somerhalder will receive a base salary payable at an annual rate of $700,000 and, effective as of March 3, 2006, Mr. Somerhalder was granted 40,000 restricted shares of AGL Resources common stock and a non-qualified stock option to purchase 200,000 shares of AGL Resources common stock. The restricted stock and stock option each will vest 100% five years from the date of grant. The offer letter also states that Mr. Somerhalder will receive a signing bonus of $150,000. For 2006, Mr. Somerhalder’s target annual incentive compensation will be 75% of his annual base salary with a guaranteed payout of, at a minimum, a full year’s participation at target level performance.

Mr. Somerhalder’s offer letter also provides the following benefits upon termination without cause of his employment on or prior to December 31, 2007; provided, however, that these benefits do not apply in the case of a termination of employment pursuant to which he would be eligible for severance under his change in control agreement as described further below:

•	base salary and bonus termination allowance for 18 months following the date of termination;
•	pro rata bonus, to the date of termination, for the year in which the termination occurs;
•	continued participation in the Company’s health plans for 18 months following the date of termination; and
•	pro rata vesting of the restricted stock and stock options granted on March 3, 2006 in connection with his employment.

Mr. Somerhalder’s offer letter also provides that if he remains employed by the Company through December 31, 2010, he will receive a lump sum payment upon the earlier of his termination of employment or his retirement, in an amount equal to the actuarial equivalent of the additional benefit that he would have received under the Company’s pension plan and excess benefit plan if, for each year of service with the Company (up to a maximum of five years), he had earned one additional year of service under such plans. Mr. Somerhalder also will be entitled to participate in the Company’s other compensation and benefits programs that are available to AGL Resources executive officers and employees generally.

Change in Control Agreement. Mr. Somerhalder entered into a change in control agreement with AGL Resources effective March 3, 2006, pursuant to which he will be entitled to receive, upon a “qualifying termination” (as described below) following a change in control event set forth in the agreement, a severance benefit equal to three times the sum of his base salary plus the highest annual incentive compensation during the three years prior to the year of the qualifying termination; a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days Mr. Somerhalder was employed by the Company during that year; a three-year continuation of medical, dental and life insurance benefits; vesting of all long-term incentive compensation; payment of any forgone employer contributions under the Company’s Retirement Savings Plus Plan and Nonqualified Savings Plan; an additional payment based upon participation in the Company’s retirement plan and excess benefit plan; and outplacement assistance. A qualifying termination will occur if on or before the second anniversary of the date of the consummation of the change in control, Mr. Somerhalder’s employment is involuntarily terminated without “cause” or voluntarily terminated for “good reason” (as defined in the agreement). Mr. Somerhalder may also receive reimbursement of legal fees in connection with the enforcement of his rights under the agreement. In addition, he may receive a payment to offset potential excise taxes, if payments under the agreement are deemed “excess parachute payments” and such excess payments are at least 10% greater than the maximum amount allowed, without imposition of the excise tax, under the Internal Revenue Code of 1986, as amended. The term of Mr. Somerhalder’s change in control agreement ends on November 30, 2007.

A copy of Mr. Somerhalder’s change in control agreement is attached as Exhibit 10.2 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 3, 2006, the board of directors elected Mr. Somerhalder as the Company’s president, chief executive officer and newest member of the board of directors and D. Raymond Riddle as chairman of the Company’s board of directors. Mr. Riddle previously served as the Company’s interim chairman and chief executive officer, beginning January 1, 2006 and following former chairman of the board, president and chief executive officer Paula Rosput Reynolds’ resignation, effective December 31, 2005, to become president and chief executive officer of Safeco Corporation.

Mr. Somerhalder, 50, spent almost 30 years with El Paso Corporation and its predecessor entities rising through the ranks from engineer in 1977 to corporate executive. Mr. Somerhalder was executive vice president of El Paso Corporation, a natural gas and related energy products provider and owner of North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers, from 2000 until May 2005, where he continued service under a professional services agreement from May 2005 until March 2006.  He also served as president, El Paso Pipeline Group from 2001 until 2005; President of Tennessee Gas Pipeline Company, an El Paso company from 1996 until 1999; President of El Paso Energy Resources Company from April 1996 until December 1996; Senior Vice President, Operations and Engineering, El Paso Natural Gas Company from 1992 until 1996; Vice President, Engineering, El Paso Natural Gas Company from 1986 until 1990; and various other positions with increasing responsibility at El Paso Corporation and its subsidiaries until being named an officer from 1977 until 1990.

Mr. Riddle, 72, served as the chairman of the board of directors of the Company from 2000 to 2002 and has served as a director of the Company since 1978. Mr. Riddle retired as chairman of the board and chief executive officer of National Service Industries, Inc. (“NSI”) in February 1996. Mr. Riddle served as chairman of the board and chief executive officer of NSI from September 1994 until February 1996; president and chief executive officer of NSI from January 1993 until September 1994; and executive vice president of Wachovia Corporation and President and Chief Executive Officer of Wachovia Bank of Georgia, N.A. and Wachovia Corporation of Georgia from May 1987 until January 1993. He is a member of the board of directors of Atlantic American Corporation, AMC, Inc. and Equifax Inc.

Mr. Somerhalder has not yet been assigned to any committees of the board of directors. Mr. Riddle will continue to serve on the Executive Committee of the board of directors and has not yet been assigned to additional committees of the board of directors.

AGL Resources’ press release announcing the above personnel matters is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Offer letter to Mr. John W. Somerhalder II, dated March 2, 2006.
10.2	Continuity Agreement, dated March 3, 2006, by and between AGL Resources Inc., on behalf of itself and AGL Services Company (its wholly owned subsidiary) and John W. Somerhalder II.

99.1	Press release, dated March 2, 2006, issued by AGL Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: March 8, 2006	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	Offer letter to Mr. John W. Somerhalder II, dated March 2, 2006.
10.2	Continuity Agreement, dated March 3, 2006, by and between AGL Resources Inc., on behalf of itself and AGL Services Company (its wholly owned subsidiary) and John W. Somerhalder II.

99.1	Press release, dated March 2, 2006, issued by AGL Resources Inc.